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                                                                   Exhibit 10.29

                           WARRANT PURCHASE AGREEMENT

         THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made this 8th day
                                                ---------
of January, 2002 by and among Iconquest, LLC, a Georgia limited liability company ("Seller") and MediaBin, Inc., a Georgia corporation ("Buyer").
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W I T N E S S E T H
- - - - - - - - - -

         WHEREAS, Buyer has licensed to Seller certain proprietary optical recognition technology pursuant to that certain License Agreement, dated of even date herewith ("License Agreement");
                -----------------

         WHEREAS, in connection with such License Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, a warrant ("Warrant")
                                                                      -------
to purchase 500 membership units of Seller ("Units") issued by Seller with an
                                             -----
exercise price of $.01 per Unit, subject to the terms and conditions of this Agreement.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1.   Purchase and Sale of Warrant. Subject to the terms and conditions
              ----------------------------
of this Agreement, Seller does hereby sell, transfer and convey to Buyer and Buyer does hereby purchase from Seller, the Warrant, a copy of which is attached hereto as Exhibit 1 and the terms of which are incorporated herein by this reference, for the Purchase Price as defined in Section 2 hereof.

         2.   Purchase Price.
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              (a) The purchase price ("Purchase Price") for the Warrant is
Three Hundred Twenty-Seven Thousand Nine Hundred Thirty-Six and No/100 Dollars ($327,936.00). The Purchase Price shall be due from Buyer and payable to Seller as follows:

                  (i) One Hundred Fifty-Six Thousand and No/100 Dollars ($156,000.00) shall be payable upon execution of this Agreement; and

                  (ii) Fourteen Thousand Three Hundred Twenty-Eight No/100 Dollars ($14, 328) shall be due and payable on the fifteenth (15th) day of each of the twelve (12) consecutive months immediately following the month this Agreement is executed, with the first payment being due and payable on January 15, 2002 and the final payment being due and payable on December 15, 2002.

              (b) If Buyer fails for any reason to make a timely payment of an installment of the Purchase Price, prior to exercising any remedies hereunder Seller shall notify the Buyer of such default and Buyer shall have five (5) days to cure the default in the payment of the Purchase Price; provided, however, Seller shall not be obligated to give notice to Buyer of Buyer's failure to make payments on more than two (2) occasions.

              (c) If Buyer fails to cure its default for nonpayment of all or any portion of the Purchase Price after the expiration of the applicable cure period, then Seller exercise either of the following remedies:

                  (i) terminate the Warrant with respect only to those Units for which the Holder has not paid the Purchase Price, it being acknowledged that the per Unit Purchase Price is $343.87.

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By way of example, and not by way of limitation, if Holder has paid Seller fifty percent (50%) of the Purchase Price for the Units, then Holder shall have right to exercise the Warrant for fifty percent (50%) of the Units; or

                  (ii) declare the entire unpaid Purchase Price to be immediately due and payable.

         3.   Representations and Warranties of Seller. Seller hereby makes the
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following representations and warranties to Buyer, each of which is material to, and relied upon, by Buyer.

              (a) Organization of Seller. Seller is a limited liability company,
                  ----------------------
duly organized and validly existing under the laws of the State of Georgia. Prior to the date hereof Seller has authorized the issuance of 10,000 Units, of which 9,500 Units have been issued to Alan D. Sloan, who, as of the date hereof, is the sole member and sole manager ("Manager") of Seller. The Seller does not currently have any agreements, written or oral, regarding the issuance of additional Units or the option to purchase Units.

              (b) Authorization. Seller has full power and authority to execute
                  -------------
and deliver this Agreement and Warrant and to consummate the transactions contemplated hereby and thereby. The sole member and sole manager of Seller have duly approved and authorized the execution and delivery of this Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby, and no other company proceedings are necessary, and the Manager has duly executed and delivered this Agreement and the Warrant.

              (c) Enforceability. Assuming that this Agreement constitutes a
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valid and binding agreement of Buyer, this Agreement constitutes a valid and binding agreement of Seller, enforceable by Buyer in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equity principles.

              (d) No Conflict.  The execution and delivery by Seller of this
                  -----------
Agreement and the consummation by the transactions contemplated hereby does not and will not:

                  (1) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority;

                  (2) violate the terms of any instrument, document or agreement to which Seller is a party, or by which Seller or the property of Seller is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement;

                  (3) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to Seller; or

                  (4) violate the Articles of Organization and Operating Agreement of Seller.

              (e) Reserved Units. During the period within which the Warrant may
                  --------------
be exercised, Seller will at all times have duly authorized and reserved, for the purpose of issuance upon exercise of the Warrant, a sufficient number of Units of membership interest to satisfy Seller's obligations under the Warrant.


         4.   Representations and Warranties of Buyer. Buyer hereby makes the
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following representations, warranties and covenants to Seller, each of which is material to, and relied upon, by Seller:

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              (a) Organization of Buyer. Buyer is a corporation duly organized
                  ---------------------
and validly existing under the laws of the state of Georgia.

              (b) Authorization. Buyer has full corporate power and authority
                  -------------
to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The board of directors and officers of Seller have duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings are necessary, and Buyer's Chief Financial Officer has duly executed and delivered this Agreement.

              (f) Enforceability. Assuming that this Agreement constitutes a
                  --------------
valid and binding agreement of Seller, this Agreement constitutes a valid and binding agreement of Buyer, enforceable by Seller in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equity principles.

              (g) No Conflict. The execution and delivery by Buyer of this
                  -----------
Agreement and the consummation by the transactions contemplated hereby does not and will not:

                  (1) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority;

                  (2) violate the terms of any instrument, document or agreement to which Buyer is a party, or by which Buyer or the property of Buyer is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement;

                  (3) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to Buyer; or

                  (4) violate the Articles of Incorporation or By-Laws of Buyer.

              (g) Investment Representations.
                  --------------------------

                  (1) Intent. Buyer is acquiring the Warrant solely for
                      ------
Buyer's own account for investment purposes and not with a view or interest of participating, directly or indirectly, in the resale or distribution of all or any part thereof.

                  (2)  Restrictions on Transfer. Buyer shall make no direct or
                       ------------------------
indirect transfer or assignment of the Warrant or any interest therein, except as permitted by the Warrant and applicable federal and state securities laws.

                  (3)  No General Solicitation. To Buyer's knowledge, neither
                       -----------------------
the Seller nor any person acting on its behalf has offered the Warrant by means of general or public solicitation or general or public advertising, such as buying newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

                  (4) Additional Representations. Buyer, together with its
                      --------------------------
advisors, has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting Buyer's interests in connection with the acquisition of the Warrant. To the extent deemed necessary by Buyer, Buyer has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the Warrant. Buyer has the ability to bear the economic risks associated with the Warrant, including a complete loss of the investment, and Buyer has no need for liquidity in such investment.

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         5.   Specific Acknowledgements of Buyer. Buyer acknowledges and agrees
              ----------------------------------
that the purchase of the Warrant represents a speculative investment and involves a high degree of risk. Buyer further agrees with and acknowledges the following:

              (a) Business of Seller. Seller was formed to develop and operate a
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business using optical recognition technology, in part, licensed from Seller pursuant to the License Agreement (the "Concept"). Seller has not completed the development of the Concept, and Seller has not tested or implemented the Concept in any commercial context. Seller is continuing to develop the Concept. Seller may not successfully complete the development of the Concept or develop marketable applications for the Concept. Seller may significantly alter its present business plans and its approach to the marketplace and the format of the Concept.

              (b) Limited  Operating  History. Seller is in its start-up stage.
                  ---------------------------
It has no operating history and has generated no revenues to date. Seller has no significant assets other than the Concept and the License Agreement.

              (c) Operating Losses; No Historical Financial Information. Seller
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anticipates incurring net losses in 2001 and 2002, and Seller may never achieve profitably or positive cash flow in the future.

              (d) Competition. If the Concept finds acceptance in the
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marketplace, additional strong competitors may seek to market technology similar to of the Concept.

              (e) Management; Employees. Seller currently has no full-time
                  ---------------------
employees other than Manager. The loss or inability of Manager, for any reason, would have a material adverse effect on Seller. There is no key-man life insurance policy on the life of Manager.

              (f) Control. Alan D. Sloan has sole and absolute control over
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Seller.

              (g) Use of Proceeds. Seller intends to use the proceeds from the
                  ---------------
sale of the Warrant to finance Seller's development, including without limitation the payment of the salaries and benefits of Manager and future employees; marketing and distribution expenses; development costs to further develop the Concept; and for other working capital purposes.

              (h) Distributions. Manager presently intends to retain any profits
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generated by Seller to finance Seller's future growth and development. Seller may never make distributions to its owners.

              (i) Determination of the Purchase Price. The Purchase Price for
                  -----------------------------------
the Warrant has been determined by the Manager in his sole discretion. No independent valuation was obtained.

              (j) Transfer Restrictions. The Warrant is subject to transfer
                  ---------------------
restrictions contained in the Warrant and under federal and state securities laws and the rules and regulations of the regulatory authorities established under such laws.

              (k) Securities Laws. The Warrant is being issued and sold to Buyer
                  ---------------
by Seller without registration with the Securities and Exchange Commission (the "SEC") or any state securities agency, in reliance upon certain exemptions under the Securities Act of 1933, as amended (the "Act"), and in reliance upon certain exemptions from the registration requirements under applicable state securities laws. The Warrant has not been approved or disapproved by the SEC, any state or other regulatory authority. The investment in the Warrant is a long-term commitment, and Buyer may be required to bear the financial risk of this investment for an indefinite period of time. No public or private market for the Warrant or Seller's equity exists, and none is expected to develop for the foreseeable future.

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              (l) Access. Seller has made available to Buyer the opportunity to
                  ------
ask questions and to receive answers, and to obtain information and documents, necessary to evaluate the merits and risks of this investment.

              (m) Sufficiency of Funds. Buyer will need additional debt or
                  --------------------
equity capital to implement its business plan and to develop, commercialize and market its products. There can be no assurance that such additional capital will be available, and if available, that such financing will be on terms favorable to Seller or its members. Seller's failure to obtain such additional financing will result in Buyer's loss of its entire investment

         6.   Brokers. Neither party hereto has retained or utilized the
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services of any broker, finder or intermediary or paid or agreed to pay any fee or commission to any person or entity for or on account of the transactions contemplated hereby, or had any communications with any person or entity with respect thereto which would obligate the other party to pay any such fees or commissions.

         7.   Miscellaneous.
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              (a) Indemnity. Each party hereby agrees to indemnify an hold
                  ---------
harmless the other party for any loss, cost or damage incurred by such party arising out of breach of representation, warranty or covenant set forth by the other party in this Agreement. If Buyer fails to make any payment of the Purchase Price timely and/or in full, then Seller shall have the right to pursue all legal and equitable remedies against Seller.

              (b) Default Interest; Attorney's Fees. Any portion of the Purchase
                  ---------------------------------
Price not paid by Buyer when due shall accrue interest at the rate of ten percent (10%) per annum until paid in full. Buyer shall pay all costs of collection, including reasonable, actual attorney's fees, incurred by Seller if any amounts due hereunder are collected by or through an attorney at law.

              (c) Survival of Representations and Warranties. All of the
                  ------------------------------------------
representations, warranties and covenants of the parties contained in this Agreement shall survive until the final payment of the Purchase Price.

              (d) Time is of the Essence. Time is of the essence of each
                  ----------------------
provision of this Agreement.

              (e) Severability. If any provision of this Agreement is prohibited
                  ------------
by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

              (f) Modification and Waiver. This Agreement may not be changed or
                  -----------------------
modified except in writing signed by the parties hereto.

              (g) Assignment and Binding Agreement. Buyer shall not assign,
                  --------------------------------
transfer or convey its rights or obligations under this Agreement. The terms and conditions hereof be binding upon the parties hereto and their respective successors and assigns.

              (h) Counterparts. This Agreement may be executed in one or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument.

              (i) Entire Agreement; No Third Party Beneficiaries. This Agreement
                  ----------------------------------------------
together with the Warrant and the License Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject

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matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

              (j) Construction. Within this Agreement, the singular shall
                  ------------
include the plural and the plural shall include the singular and any gender shall include all other genders, all as the meaning and context of this Agreement shall require. In connection with any action or event which by the terms hereof requires consent of a party hereto, such consent shall not be unreasonably withheld or delayed.

              (k) Choice of Law. This Agreement shall be governed by, and
                  -------------
construed in accordance with, the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

              (l) Consent to Jurisdiction. Each of the parties hereto (a)
                  -----------------------
consents to submit itself to the personal jurisdiction of any federal court located in the State of Georgia or any Georgia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Georgia or a Georgia state court.

              (m) Notices. All notices and other communications required or
                  -------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, or upon delivery by overnight express courier service, or three days following registered or certified mail, postage prepaid, addressed as follows:

         If to the Buyer:  MediaBin, Inc.
                           7 Piedmont Center Suite 600
                           3525 Piedmont Road
                           Atlanta, GA 30305
                           Attn:  Mr. Haines Hargrett

         With a copy to:   Morris, Manning & Martin, LLP
                           1600 Atlanta Financial Center
                           3343 Peachtree Road
                           Atlanta, GA 30326
                           Attn: Lauren Z. Burnham, Esq.

         If to the Seller: Iconquest, LLC
                           1266 Holly Lane, N.E.
                           Atlanta, GA  30329
                           Attn:  Dr. Alan D. Sloan

         With a copy to:   Arnall Golden Gregory, LLP
                           1201 West Peachtree Street; Suite 2800
                           Atlanta, GA 30309
                           Attn: Jonathan Golden, Esq.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal on the date first above written.

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SELLER:                          BUYER:

Iconquest, LLC, a Georgia        MediaBin, Inc., a
limited liability company        Georgia corporation



By:                              By:
   ------------------------         ----------------------
   Alan D. Sloan, Manager